Exhibit 99.1

International Tower Hill Mines Files NI 43-101 Technical Report on Livengood Gold Project

VANCOUVER, Oct. 24, 2016 /CNW/ - International Tower Hill Mines Ltd. ("ITH" or the "Company") - (TSX: ITH) (NYSE-MKT: THM) announces that it has filed a technical report, prepared in accordance with Canadian National Instrument 43-101, ("NI 43-101") regarding a Pre-Feasibility Study of  its Livengood Gold Project in Alaska. This technical report supports the September 8, 2016 news release, which provided results of the Pre-Feasibility Study.  "NI 43-101 Technical Report on the Livengood Gold Project, Pre-Feasibility Study, Livengood, Alaska, September 8, 2016" has been filed under the Company's profile on SEDAR (www.sedar.com) and is also available on the Company's website - www.ithmines.com.

SOURCE International Tower Hill Mines Ltd.

%CIK: 0001134115

For further information: Richard Solie, Jr. Manager - Investor Relations, E-mail: rsolie@ithmines.com, Direct line: 907-328-2825, Toll-Free: 855-428-2825

CO: International Tower Hill Mines Ltd.

CNW 16:25e 24-OCT-16